UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2007
ALCAN INC.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	1-3677 (Commission File Number)	Inapplicable (IRS Employer Identification No.)
1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2
(Address of principal executive offices with zip code)
(514) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into Material Definitive Agreement.
     As previously reported, on July 12, 2007, Alcan Inc. (“Alcan”) entered into a support agreement (the “Support Agreement”) with Rio Tinto plc (“Rio”) and Rio Tinto Canada Holding Inc. (“Offeror”). Pursuant to the Support Agreement, among other things, Offeror has agreed to make a cash tender offer to acquire all outstanding common shares of Alcan (the “Offer”) for a purchase price per Alcan common share of $101. On July 20, 2007, Alcan, Rio and Offeror entered into an Amendment to the Support Agreement, with effect from July 12, 2007, to correct certain inadvertent clerical errors and/or to reflect the true intention of the parties relating to, among other things, certain of the interim operating covenants applicable to Alcan under the Support Agreement and certain matters relating to regulatory approvals required under the Offer.
     The above summary of the Amendment to the Support Agreement is qualified in its entirety by reference to the Amendment to the Support Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d)	Exhibits.
     The following exhibit is filed as part of this Report on Form 8-K

99.1	Amendment to Support Agreement, dated as of July 20, 2007, by and among Alcan Inc., Rio Tinto plc and Rio Tinto Canada Holding Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCAN INC.

Date: July 24, 2007	By:	/s/ Roy Millington
Roy Millington
Corporate Secretary